Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of TFS Financial Corporation (the “Company”) was held on Thursday, February 23, 2023 in Cleveland, Ohio. For more information on the following proposals, see the Company's proxy statement dated January 11, 2023, the relevant portions of which are incorporated herein by reference.

The official ballot from the meeting, submitted to the Secretary by the Inspectors of Elections, disclosed the following tabulation of votes:

The stockholders elected the four nominees for director, each to hold office for a three-year term and until his or her successor has been duly elected and appointed as follows:

Directors	For	Against	Abstain	Broker Non-Votes
William C. Mulligan	248,752,128	12,462,305	511,105	9,580,377
Terrence R. Ozan	254,383,567	6,784,215	557,755	9,580,377
Marc A. Stefanski	248,086,115	13,242,364	397,058	9,580,377
Daniel F. Weir	260,152,760	1,018,662	554,116	9,580,377

The stockholders conducted an advisory vote on the compensation of our named executive officers, and voted as follows:

For	Against	Abstain	Broker Non-Votes
243,233,278	17,873,230	619,029	9,580,377

The stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent accountant for the Company's fiscal year ending September 30, 2023, and voted as follows:

For	Against	Abstain	Broker Non-Votes
270,147,265	798,184	360,464	—

The stockholders conducted an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, and voted as follows:

One Year	Two Years	Three Years	Abstain
258,713,021	425,383	1,572,559	1,014,573

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

February 23, 2023	By:	/s/ Timothy W. Mulhern
Timothy W. Mulhern
Chief Financial Officer